SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2011
Date of Report (Date of earliest event reported)

Organic Sales and Marketing, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-3338	33-1069593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

114 Broadway, Raynham, MA 02767
 (Address of principal executive offices)

508-823-1117
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant

On December 29, 2010 Registrant was informed by its independent Auditor, Chisholm, Bierwolf, Nilson & Morrill, LLC that some of its existing partners would no longer be able to service SEC reporting companies.  However, since the inspection of the Auditor’s firm, and subsequent investigation, were due to audit deficiencies for audits performed in 2006, and prior to Douglas Morrill joining the Auditor’s firm, Douglas Morrill is not subject to the sanctions imposed by the Public Company Accounting Oversight Board (PCAOB).  The Registrant retained the interim services of Douglas Morrill.

The auditor's registration with the PCAOB had been revoked based on a tri-annual inspection performed in 2007. The revocation was due to audit work performed on former reporting companies and did not relate to the Registrant.

These deficiencies are those of the Auditor and are totally unrelated to the Registrant.  The Registrant will continue to require the services of a firm that is registered with the PCAOB.  At this time the Registrant is not able to obtain an Exhibit 16 letter other than what is provided.

While these issues are totally unrelated to the Registrant, this sanction in addition to weather related issues contributed to additional delays in the Registrant’s timely filing of its September 30, 2010 financial statement audits.

The Registrant, as of May 3, 2011 has engaged the services of Stowe & Degon LLC, 95A Turnpike Road, Westborough, MA, to act as the Registrant’s independent auditor to perform the audit for fiscal year 9/30/2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organic Sales and Marketing, Inc.

By:	Samuel Jeffries
Name:	Samuel Jeffries
Title:	President

Date:  May 3, 2011